United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to the disclosure set forth below under Item 2.01 and Item 2.03 of this current report, which disclosure is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in our current report filed on December 15, 2022, on December 12, 2022, RCI Hospitality Holdings, Inc. (“RCIH,” “we,” or “us”) and certain subsidiaries entered into definitive agreements to acquire five gentlemen’s clubs, five related real estate properties, associated intellectual property, and certain automated teller machines for a total purchase price of $66.5 million, payable with a total of $25.0 million in cash, a total of $25.5 million in seller financing, and 200,000 restricted shares of common stock based on an $80 per share price, subject to certain lock-up, leak out restrictions. On March 16, 2023, all of the transactions under the agreements closed, and we and our subsidiaries completed the acquisition of the clubs, real estate properties, intellectual property, and automated teller machines.

The five clubs were purchased through five different Asset Purchase Agreements (collectively, the “Asset Purchase Agreements”), under which a newly formed subsidiary of BD Hospitality Acquisition, Inc., (“BD Hospitality”), a wholly-owned subsidiary of RCIH, acquired from each club owning entity all of the tangible and intangible assets and personal property used in the business of that club, except for certain excluded assets. Below is a list of each club seller and purchaser, and the name and location of each club that was purchased:

Club Sellers	Club Purchasers	Club Name	Club Location
TTNA, Inc.	ST Dining Services, Inc.	Baby Dolls	10250 Shady Trail, Dallas, Texas
DB Entertainment, Inc.	RCI Dining Services (Euless), Inc.	Baby Dolls	3601 Highway 157, Ft. Worth, Texas
Duncan Burch, Inc.	RCI Dining Services (Southwest Freeway), Inc.	Chicas Locas (formerly Michael’s International)	6440 Southwest Freeway, Houston, Texas
Millennium Restaurants Group, Inc.	RCI Dining Services (Composite), Inc.	Chicas Locas (formerly Cabaret Royale)	10723 Composite Dr., Dallas, Texas
T and N, Incorporated	RCI Dining Services (Majesty), Inc.	Chicas Locas	2711 Majesty Dr., Arlington, Texas

Under the Asset Purchase Agreements, the purchase prices and payment terms paid by the club purchasers for the purchase of the five clubs were as follows: (1) $4,850,000 for the Baby Dolls in Dallas, with $1,500,000 paid in cash by wire transfer and $3,350,000 paid by the issuance of a ten-year secured promissory note; (2) $500,000 for the Baby Dolls in Fort Worth, paid by the issuance of a ten-year secured promissory note; (3) $4,000,000 for the Chicas Locas in Houston, with $1,500,000 paid in cash by wire transfer and $2,500,000 paid by the issuance of a ten-year secured promissory note; (4) $1,850,000 for the Chicas Locas in Dallas, with $500,000 paid in cash by wire transfer and $1,350,000 paid by the issuance of a ten-year secured promissory note; and (5) $500,000 for the Chicas Locas in Arlington, paid by the issuance of a ten-year secured promissory note. Each of the promissory notes issued to each club seller bears interest at 7% per annum, is payable in arrears in 120 equal monthly payments of principal and interest, provides for a right of acceleration in the event of default, and is secured by all of the purchased assets acquired in that transaction. Each of the promissory notes may be prepaid in whole or in part without penalty. A copy of the “form of” these five promissory notes is filed hereto as Exhibit 4.1 and is incorporated herein by reference. Additionally, with respect to the promissory notes issued to each of the club sellers, BD Hospitality pledged the stock of each club purchaser to secure payment by each such club purchaser under each promissory note.

Additionally, the transactions under two Intellectual Property Purchase Agreements between RCIH and HQ Real Estate Management LLC (“HQ”) and RCIH and ERAF, Inc. (“ERAF”), respectively (collectively, the “IP Purchase Agreements”) closed. Under the agreement with HQ, RCIH acquired all right, title and interest in certain service marks/trademarks with respect to the “Baby Dolls” name, along with certain other related intellectual property rights, for a purchase price of $7,000,000, paid by the issuance of a ten-year secured promissory note. Under the agreement with ERAF, RCIH acquired all right, title and interest in the service marks/trademark “Cabaret Royale,” the common law rights, if any, in “Chicas Locas” and “Michael’s International,” if any, along with certain other related intellectual property rights, for a purchase price of $4,200,000, paid by the issuance of a ten-year secured promissory note. Each of the two promissory notes issued to HQ and ERAF bears interest at 7% per annum, is payable in arrears in 120 equal monthly payments of principal and interest, and is secured by all of the intellectual property assets acquired in that transaction. Further, HQ has the right to request and obtain a $1,000,000 principal draw down/payment on the $7,000,000 promissory note once annually beginning on the fifth anniversary of the sale. These two promissory notes are substantially similar to the “form of” promissory note filed hereto as Exhibits 4.1, except for the draw down/payment right of HQ in the $7,000,000 promissory note which provision is not included in the “form of” promissory note.

Also in connection with the above transactions, the transactions under the Asset Purchase Agreement (the “ATM Purchase Agreement”) between BD Hospitality and ECAL-D&D, Inc. closed, and BD Hospitality purchased certain automated teller machines (or ATMs) located at the five club locations for a purchase price of $2,600,000, paid $1,500,000 in cash and $1,100,000 by the issuance of a ten-year secured promissory note, bearing interest at 7% per annum, payable in arrears in 120 equal monthly payments of principal and interest, which note is secured by the ATM assets acquired in this transaction. This promissory note is substantially similar to the “form of” promissory note filed hereto as Exhibits 4.1.

The Asset Purchase Agreements, IP Purchase Agreements and ATM Purchase Agreement each provide that the seller under each such agreement will indemnify the respective purchaser from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising prior to closing. Each purchaser under each such agreement will indemnify the respective seller from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising on or after closing. The above indemnifications are subject to certain limitations and thresholds, as set forth in the agreements. At closing, Burch Management Company, Inc., the owner of all of the seller entities (“Burch Management”), entered into an Absolute Unconditional and Continuing Guaranty, under which it has guaranteed the indemnification obligations of such sellers, and BD Hospitality entered into an Absolute Unconditional and Continuing Guaranty, under which it has guaranteed the indemnification and payment obligations of such purchasers. Copies of a form of the guaranty of Burch Management and a form of the guaranty of BD Hospitality are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Additionally, the Purchase and Sale Agreement (the “Real Estate Purchase Agreement”) between Duncan Burch, an individual and the record owner of the real estate properties where the five clubs are located, and our subsidiary RCI Holdings, Inc. (“RCI Holdings”), closed, and RCI Holdings purchased by Special Warranty Deed such properties for a total purchase price of $41,000,000, payable as follows: (1) $20,000,000 in cash paid by wire transfer; (2) $5,000,000 by the issuance of a ten-year secured promissory note, bearing interest at 7% per annum, payable in arrears in 120 equal monthly payments of principal and interest; additionally, once in every calendar year, Mr. Burch has the right to request and obtain a $1,000,000 draw down/payment in the amount of $1,000,000; and (3) the issuance of 200,000 restricted shares of common stock of RCIH valued at $16,000,000, which shares are subject to a Lock-Up Agreement under which Mr. Burch is restricted in the number of shares that he can sell for 24 month after closing, resulting in RCIH having total shares outstanding of 9,430,225. A copy of the Lock-Up Agreement is filed hereto as Exhibit 10.3, and is incorporated herein by reference. A copy of the real estate promissory note is filed hereto as Exhibit 4.2 and is incorporated herein by reference.

Also at closing of the above transactions, (a) Mr. Burch entered into a Non-Competition Agreement covering a 50-mile radius of each club location, with certain carve-outs for existing licenses held by affiliates of Mr. Burch, a copy of which agreement is filed hereto as Exhibit 10.4, (b) RCI Dining Service (Euless), Inc. (the club purchaser of Baby Dolls – Ft. Worth) closed on the purchase of the stock of Baby Dolls’ Topless Saloons, Inc., which holds the specialized certificate of occupancy allowing a sexually oriented business to operate at that location, for consideration of $10.00, (c) each of the club purchasers entered into a lease agreement with certain entities affiliated with the club sellers to lease space in the clubs for clothing boutiques for rent of $1.00 per year for 10 years, and (d) Burch Management entered into a lease agreement with RCI Holdings under which Burch Management will lease its current office and storage space at 10723 Composite for rent of $1.00 per year for 10 years.

The descriptions above of the promissory notes and agreements that are filed as exhibits hereto (collectively, the “Filed Exhibits”) are qualified in their entirety by reference to the terms of such promissory notes and agreements, copies of which are filed hereto, and are incorporated herein by reference. The Filed Exhibits to this current report have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about RCIH, any parties to such agreements or their respective subsidiaries and affiliates. The Filed Exhibits contain representations and warranties to certain parties made solely for the benefit of such parties. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the documents. Moreover, certain representations and warranties in the agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, the representations and warranties in the Filed Exhibits should not be relied on by any persons as characterizations of the actual state of facts about RCIH or any other parties to the agreements at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in RCIH’s public disclosures.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure set forth above under Item 2.01 of this current report, which disclosure is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On March 16, 2023, we issued a press release announcing the closing of the transactions described under Item 2.01 above. A copy of the press release is being furnished as Exhibit 99.1 to this current report and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	Form of Promissory Note dated March 16, 2023
4.2	Promissory Note (Real Estate) dated March 16, 2023
10.1	Form of Absolute Unconditional and Continuing Guaranty of Burch Management Company, Inc. dated March 16, 2023
10.2	Form of Absolute Unconditional and Continuing Guaranty of BD Hospitality Acquisition, Inc. dated March 16, 2023
10.3	Lock-Up Agreement with Duncan Burch dated March 16, 2023
10.4	Non-Competition Agreement with Duncan Burch dated March 16, 2023
99.1	Press release dated March 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: March 17, 2023	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer
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